Exhibit 1.1
$500,000,000
COOPER US, INC.
2.375% Senior Notes due 2016
3.875% Senior Notes due 2020
guaranteed by
COOPER INDUSTRIES plc
(and specified subsidiaries)
Underwriting Agreement
December 2, 2010
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
As Representatives of the several Underwriters

c/o	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
Ladies and Gentlemen:
     Introductory. Cooper US, Inc. a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of (i) $250,000,000 aggregate principal amount of the Company’s 2.375% Senior Notes due 2016 (the “2016 Notes”) and (ii) $250,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2020 (the “2020 Notes” and together with the 2016 Notes, the “Notes”). Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.
     The Notes will be issued pursuant to an indenture (the “Base Indenture”) to be dated as of the Closing Date (as defined below), between the Company, Cooper Industries plc, a company existing under the laws of Ireland (“Parent”), Cooper Industries, Ltd., a company existing under the laws of Bermuda, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC, Cooper Power Systems, LLC and Cooper Wiring Devices, Inc. (each a “Subsidiary Guarantor,” collectively the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of the Closing Date relating to the 2016 Notes (the “First Supplemental Indenture”) and as supplemented by a supplemental indenture to be dated as of the Closing Date relating to the 2020 Notes (the “Second Supplemental Indenture”). The Base Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is referred to herein as the “Indenture.” The Notes will be guaranteed (the “Guarantees”) on an unsecured senior basis by the Guarantors. The Notes, as guaranteed by the Guarantors pursuant to the Guarantees, are referred to as the “Securities.”
     The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), between the Company and the Depositary.
     The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf” registration statement (as defined in Rule 405 under the Securities Act of 1933, as amended (collectively, with the rules and regulations promulgated thereunder, the “Securities Act”) on Form S-3 (File No. 333-170456), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of various equity and debt securities, including the Securities, under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 5:45 p.m. Eastern Time on December 2, 2010 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.
     The Company hereby confirms its agreements with the Underwriters as follows:
     Section 1. Representations and Warranties of the Company and the Guarantors.
     The Company and the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:
     (a) Compliance with Registration Requirements. Each of the Company, Parent and the Subsidiary Guarantors meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Parent or the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”).
     At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any post-effective amendments thereto (i) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to Parent or the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated December 2, 2010 and (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished to Parent or the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     (c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Parent is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or the Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, Parent was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; neither the Company nor any of the Guarantors has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company and the Guarantors have not otherwise ceased to be eligible to use the automatic shelf registration form.
     (e) Parent is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), Parent was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that Parent be considered an Ineligible Issuer.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company and the Guarantors have promptly notified or will promptly notify the Representatives and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to Parent or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     (g) Distribution of Offering Material By the Company. The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or the Registration Statement.
     (h) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     (i) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized by the Company and each of the Guarantors and when duly executed and delivered in accordance with its terms by each of the parties thereto will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and an implied covenant of good faith and fair dealing.
     (j) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and an implied covenant of good faith and fair dealing, and will be entitled to the benefits of the Indenture.

     (k) Authorization of the Guarantees. The Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantees will be valid and legally binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and an implied covenant of good faith and fair dealing.
     (l) Description of the Notes, the Guarantees and the Indenture. The Notes, the Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.
     (m) Accuracy of Statements in Prospectus. The statements in each of the Disclosure Package and the Prospectus under the captions “Description of Notes and Guarantees,” “Description of Debt Securities and Guarantees” and “Material U.S. Federal Income Tax Considerations” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.
     (n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) there has not been any material change in the capital stock or long-term debt of the Company, Parent or any of Parent’s subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of Parent and its subsidiaries taken as a whole (a “Material Adverse Change”); (ii) none of the Company, Parent or any of Parent’s subsidiaries has entered into any transaction or agreement that is material to Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent and its subsidiaries taken as a whole; and (iii) none of the Company, Parent or any of Parent’s subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to Parent and its subsidiaries taken as a whole.
     (o) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to Parent’s audited financial statements for the fiscal years ended December 31, 2009, 2008 and 2007 incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to Parent as required by the Securities Act and the Exchange Act and are a registered public accounting firm with the Public Company Accounting Oversight Board.
     (p) Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of Parent and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The summary financial information included in the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.
     (q) Incorporation and Good Standing of the Company and its Subsidiaries. The Company, the Guarantors and each of their respective subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of Parent and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Notes and the Guarantees (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock or membership interests of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Parent, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
     (r) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of Parent is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans and Parent’s stock repurchase program referred to in the Disclosure Package and the Prospectus or upon exercise of outstanding options referred to in the Disclosure Package and the Prospectus, as the case may be).
     (s) No Violation or Default. None of the Company, Parent or any of Parent’s subsidiaries is (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Parent or any of Parent’s subsidiaries is a party or by which the Company, Parent or any of Parent’s subsidiaries is bound or to which any of the property or assets of the Company, Parent or any of Parent’s subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) No Conflicts. The execution, delivery and performance by the Company and the Guarantors of this Agreement and the Indenture, the issuance and sale of the Securities

(including the Guarantees) and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Parent or any of Parent’s subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Parent or any of Parent’s subsidiaries is a party or by which the Company, Parent or any of Parent’s subsidiaries is bound or to which any of the property or assets of the Company, Parent or any of Parent’s subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company, Parent or any of Parent’s subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (u) No Consents Required. No consent, approval, authorization, filing, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of this Agreement, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, filings, orders and registrations or qualifications as may be required under applicable state securities laws or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or filings with the Commission that either have been or will be made on or prior to the Closing Date pursuant to and in accordance with the Securities Act and Exchange Act.
     (v) Legal Proceedings. Except as described in the Prospectus and the Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, Parent or any of Parent’s subsidiaries is or may be a party or to which any property of the Company, Parent or any of Parent’s subsidiaries is or may be the subject that, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect; and to the best knowledge of the Company and the Guarantors, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and the Guarantors, contemplated by any governmental or regulatory authority or threatened by others.
     (w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, Parent or any of Parent’s subsidiaries exists or, to the best knowledge of the Company and the Guarantors, is contemplated or threatened, that would have a Material Adverse Effect.
     (x) Title to Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, Parent and Parent’s subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as now operated by them; and neither the Company, Parent nor Parent’s subsidiaries has received any notice of any claim of infringement of or conflict with any such rights of others that if determined adversely to the Company, Parent or Parent’s subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (y) Compliance With Environmental Laws. Except as described in the Prospectus and the Disclosure Package, the Company, Parent and Parent’s subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules and regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.
     (z) Investment Company Act. Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus and the Disclosure Package none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (aa) No Price Stabilization or Manipulation. None of the Company, Parent or any of Parent’s subsidiaries has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or Parent to facilitate the sale or resale of the Securities.
     (bb) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of Parent and its subsidiaries (the “Parent Stock Plans”), (i) each such grant was made in all material respects in accordance with the terms of the Parent Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Parent securities are traded, (ii) the per share exercise price of each Stock Option was equal to the fair market value of a share of common stock on the applicable Grant Date and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Parent and disclosed in Parent’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.
     (cc) Sarbanes-Oxley Compliance. There is and has been no failure on the part of Parent or any of Parent’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

     (dd) Internal Control over Financial Reporting. Parent maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed by, or under the supervision of, Parent’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Management of Parent most recently assessed the effectiveness of Parent’s internal control over financial reporting as of December 31, 2009, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Based upon that assessment, management of Parent believed that, as of December 31, 2009, Parent’s internal control over financial reporting was effective based upon those criteria. Management of Parent is not aware of any reason why Parent’s internal control over financial reporting is not effective as of the date hereof, and management of Parent is not aware as of the date hereof of any material weakness in its internal control over financial reporting.
     (ee) Disclosure Controls and Procedures. Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to Parent and its consolidated subsidiaries is made known to Parent’s principal executive officer and principal financial officer by others within those entities. Management of Parent most recently performed an evaluation of the effectiveness of the design and operation of Parent’s disclosure controls and procedures as of the end of the year ended December 31, 2009. Based upon that evaluation, management of Parent concluded that Parent’s disclosure controls and procedures were effective as of such date. Management of Parent is not aware of any reason why Parent’s disclosure controls and procedures are not effective as of the date hereof.
     Any certificate signed by an officer of the Company, Parent or any subsidiary of Parent and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company, Parent or any such subsidiary, as the case may be, to each Underwriter as to the matters set forth therein.
     Section 2. Purchase, Sale and Delivery of the Notes.
     (a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company (i) the aggregate principal amount of the 2016 Notes set forth opposite their respective names on Schedule A at a purchase price of 99.217% of the principal amount of such Notes, payable on the Closing Date and (ii) the aggregate principal amount of the 2020 Notes set forth opposite their respective names on Schedule A at a purchase price of 98.873% of the principal amount of such Notes, payable on the Closing Date.
     (b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Mayer Brown LLP, 1675 Broadway, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on

December 7, 2010, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).
     (c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.
     (d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
     (e) It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     (f) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters global certificates representing the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least one full business day prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     Section 3. Covenants of the Company and the Guarantors.
     The Company and the Guarantors, jointly and severally, covenant and agree with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantors, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or, on or before the later of the Closing Date or such date as, in the opinion of counsel for the Company, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Guarantors will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as they deem necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, they will promptly file such document. The Company and the Guarantors will use their respective reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company and the Guarantors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The Company and the Guarantors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as the Representatives may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company and the Guarantors will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company and the Guarantors hereby consent to the use of such copies for purposes permitted by the Securities Act. The Company and the Guarantors will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company and the Guarantors will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantors, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company and the Guarantors will (1) notify the Representatives of any such event or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company and the Guarantors will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.
     (f) Blue Sky Compliance. The Company and the Guarantors shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the applicable state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company and the Guarantors shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company and the Guarantors will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.
     (h) Depositary. The Company and the Guarantors will cooperate with the Underwriters and use their respective commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

     (i) Periodic Reporting Obligations. During the Prospectus Delivery Period, Parent shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.
     (j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company and the Guarantors will not, without the prior written consent of the Representatives (which consent shall not be unreasonably withheld), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantors similar to the Notes or Guarantees or securities exchangeable for or convertible into debt securities similar to the Notes or Guarantees (other than as contemplated by this Agreement with respect to the Notes).
     (k) Final Term Sheet. The Company and the Guarantors will prepare a final term sheet containing only a description of the Securities, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. A form of the Final Term Sheet for the Securities is attached hereto as Exhibit B.
     (l) Permitted Free Writing Prospectuses. The Company and the Guarantors represent that they have not made, and agree that, unless they obtain the prior written consent of the Representatives, they will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company or the Guarantors with the Commission or retained by the Company or the Guarantors under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantors agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping. The Company and the Guarantors consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act, (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company and the Guarantors contemplated in Section 3(k) or (iv) comparable bond price information; provided, that such consent shall not permit any Underwriter to, and any Underwriter shall obtain the express prior written consent of the Company to, take any action that would result in a free writing prospectus being required to be filed with the Commission under Rule 433 of the

Securities Act that otherwise would not be required to be filed by the Company or the Guarantors thereunder, but for the action of the Underwriter.
     (m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company and the Guarantors will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives. If the Company and the Guarantors are no longer eligible to file an automatic shelf registration statement, the Company and the Guarantors will prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives, and will use their respective reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company and the Guarantors will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company or any of the Guarantors receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantors will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (iii) use their reasonable best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company and the Guarantors will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or any of the Guarantors has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (o) Filing Fees. The Company and the Guarantors agree to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.
     (p) No Manipulation of Price. The Company and the Guarantors will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or any of the Guarantors to facilitate the sale or resale of the Securities.
     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company and the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

     Section 4. Payment of Expenses. The Company and the Guarantors agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors to the Company and the Guarantors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company and the Guarantors shall not have received from the Commission any notice pursuant to Rule 401(g)(2)

of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).
     (b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for Parent, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for Parent, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
     (d) No Objection. If the Registration Statement and/or the offering of the Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (e) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Guarantors by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (f) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date of (i) King & Spalding LLP, U.S. counsel for the Company, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC, Cooper Power Systems, LLC and Cooper Wiring Devices, Inc. (collectively, the “U.S. Guarantors”), the form of which is attached as Exhibit A-1, (ii) Arthur Cox, Irish counsel for Parent, the form of which is attached as Exhibit A-2, (iii) Appleby, Bermuda counsel for Cooper Industries, Ltd. (the “Bermuda Guarantor”), the form of which is attached as Exhibit A-3 and (iv) Terrance V. Helz, Associate General Counsel of Parent, the form of which is attached as Exhibit A-4.
     (g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Mayer Brown LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Representatives.

     (h) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by an executive officer of the Company and of each of the Guarantors, dated as of the Closing Date, to the effect that:
     (i) the Company or such Guarantor, as the case may be, has not received any stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to such officer’s knowledge, threatened by the Commission;
     (ii) the Company or such Guarantor, as the case may be, has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;
     (iii) the representations, warranties and covenants of the Company or such Guarantor, as the case may be, set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and
     (iv) the Company or such Guarantor, as the case may be, has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Guarantors at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.
     Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any of the Guarantors to perform any agreement herein or to comply with any provision hereof required to be performed or complied with by the Company or any Guarantor, the Company and the Guarantors agree, jointly and severally, to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.
     Section 8. Indemnification.
     (a) Indemnification of the Underwriters. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and the Guarantors), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the indemnified party) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or any Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.
     (b) Indemnification of the Company, the Guarantors and their Respective Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, each of their respective officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, such Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or any Guarantor by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, any such Guarantor, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, such Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information furnished to the Company and the Guarantors by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the second sentence of the seventh paragraph, the eighth, ninth and tenth paragraphs, the first sentence of the eleventh paragraph and the twelfth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly after receiving the aforesaid notice from such indemnified party to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified party and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense to the extent the indemnified party is entitled to the benefits of indemnification pursuant to Section 8(a) or (b) hereof, as applicable, by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement , unless the indemnifying party is, in good faith, contesting the amount of such reimbursement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer or employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or a Guarantor, each officer of the Company or a Guarantor, and each person, if any, who controls the Company or a Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or such Guarantor.
     Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Guarantors if at any time after the Execution Time (i) trading or quotation in any of the Company’s or any Guarantor’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD Stock Market Inc.; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; or (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.
     Section 12. No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other affiliated party of the Company or the Guarantors; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any of the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of the Guarantors on other matters) and no Underwriter has any obligation to the Company or any of the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantors and the several Underwriters with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any of the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty with respect to the offering contemplated hereby.
     Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, any Guarantor, the officers or employees of the Company or any of the Guarantors, or any person controlling the Company or any of the Guarantors, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder. In addition, the provisions of Sections 4, 6, 8, 9 and 17 shall survive termination of this Agreement and remain in full force and effect.

     Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: (212) 816-7912
Attention: General Counsel
and
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Telephone: (866) 471-2526
Attention: Registration Department
and
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
One Bryant Park
New York, New York 10036
Facsimile: (704) 264-2522
Attention: High Grade DCM Transaction Management/Legal
with a copy to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Facsimile: (312) 706-8106
Attention: Edward S. Best
     If to the Company or any of the Guarantors:
Cooper Industries plc
600 Travis
Houston, Texas 77002
Facsimile: (713) 209-8983
Attention: Treasurer

with a copy to:
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
Facsimile: (404) 572-5100
Attention: John J. Kelley III, Esq.
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.
     Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.
     (a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of Parent and the Bermuda Guarantor irrevocably appoints the Company (or such successor entity) as its agent to receive service of process or other legal summons for purposes of any suit, action or proceeding based upon this Agreement that may be instituted in any state or federal court in the City and County of New York.
     (b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
     Section 18. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party (which, for purposes of this Section 18, may be the Representatives on behalf of the Underwriters) whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and the Guarantors, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
[Signature Pages Follow]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantors the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, COOPER US, INC.
By	/s/ Tyler W. Johnson
Title: Vice President and Treasurer

COOPER INDUSTRIES plc
By	/s/ Tyler W. Johnson
Title: Vice President and Treasurer

COOPER INDUSTRIES, LTD.
By	/s/ Tyler W. Johnson
Title: Vice President and Treasurer

COOPER B-LINE, INC.
By	/s/ Tyler W. Johnson
Title: Treasurer

COOPER BUSSMANN, LLC
By	/s/ Tyler W. Johnson
Title: Treasurer

COOPER CROUSE-HINDS, LLC
By	/s/ Tyler W. Johnson
Title: Treasurer

COOPER LIGHTING, LLC
By	/s/ Tyler W. Johnson
Title: Treasurer

COOPER POWER SYSTEMS, LLC
By	/s/ Tyler W. Johnson
Title: Treasurer

COOPER WIRING DEVICES, INC.
By	/s/ Tyler W. Johnson
Title: Treasurer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED
      Acting as Representatives of the
      several Underwriters named in
      the attached Schedule A.

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

Goldman, Sachs & Co.
By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Laurie Campbell
	Name:	Laurie Campbell
	Title:	Managing Director

SCHEDULE A

	Aggregate	Aggregate
	Principal	Principal
	Amount of	Amount of
	2016 Notes to	2020 Notes to
Underwriters	be Purchased	be Purchased
Citigroup Global Markets Inc.	$58,334,000	$58,334,000
Goldman, Sachs & Co.	$58,333,000	$58,333,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$58,333,000	$58,333,000
Barclays Capital Inc.	$18,750,000	$18,750,000
Deutsche Bank Securities Inc.	$18,750,000	$18,750,000
ANZ Securities, Inc.	$4,688,000	$4,688,000
BNY Mellon Capital Markets, LLC	$4,688,000	$4,688,000
HSBC Securities (USA) Inc.	$4,688,000	$4,688,000
PNC Capital Markets LLC	$4,688,000	$4,688,000
RBS Securities Inc.	$4,687,000	$4,687,000
The Williams Capital Group, L.P.	$4,687,000	$4,687,000
UBS Securities LLC	$4,687,000	$4,687,000
Wells Fargo Securities, LLC	$4,687,000	$4,687,000

Total	$250,000,000	$250,000,000

Schedule A-1

ANNEX I
Issuer Free Writing Prospectuses
Final Term Sheet, dated December 2, 2010 in the form set forth in Exhibit B

Annex I-1

EXHIBIT A-1
Form of Opinion of King & Spalding LLP

Exhibit A-1-1

EXHIBIT A-2
Form of Opinion of Arthur Cox

Exhibit A-2-1

EXHIBIT A-3
Form of Opinion of Appleby

Exhibit A-3-1

EXHIBIT A-4
Form of Opinion of Company Associate General Counsel

Exhibit A-4-1

EXHIBIT B
COOPER US, INC.
[•]% Senior Notes due 2016
[•]% Senior Notes due 2020
guaranteed by
COOPER INDUSTRIES plc
(and specified subsidiaries)
Final Term Sheet
December 2, 2010

Issuer:	Cooper US, Inc.

Guarantors:	Cooper Industries plc, Cooper Industries, Ltd., Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC, Cooper Power Systems, LLC. and Cooper Wiring Devices, Inc.

Settlement Date:	[•]

Anticipated Ratings:	Moody’s: [•] / S&P: [•] / Fitch: [•]

Format:	SEC Registered

Joint Book-Running Managers:	Citigroup Global Markets Inc. Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	[•]

	2016 Notes	2020 Notes

Size:	$[•]	$[•]

Maturity:	[•]	[•]
Exhibit B-1

Coupon (Interest Rate):	[•]%	[•]%

Price to Public:	[•]%	[•]%

Yield to Maturity:	[•]%	[•]%

Spread to Benchmark Treasury:	+[•] basis points	+[•] basis points

Benchmark Treasury:	UST [•]% due [•]	UST [•]% due [•]

Benchmark Treasury Price and Yield:	[•]; [•]%	[•]; [•]%

Proceeds, before expenses, to Cooper from the offering of the notes contemplated by this final term sheet:	$[•]	$[•]

Redemption Provisions:	Make Whole Call - UST +[•]	Make Whole Call - UST
	basis points	+[•] basis points

	Redemption for Changes in	Par Call — At any time on or
	Withholding Taxes - Par	after [•] Redemption for Changes in Withholding Taxes - Par

Interest Payment Dates:	[•] and [•], commencing [•]	[•] and [•], commencing [•]

CUSIP/ISIN:	[•]/[•]	[•]/[•]
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at (877) 858-5407, Goldman, Sachs & Co. at (866) 471-2526 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322.
Exhibit B-2